Exhibit 10.8
Executive Benefit Restoration Plan
Basin Electric Power Cooperative
REA#: 35-045
(Taxable Cooperative)
Intent and Construction. Basin Electric Power Cooperative (the"Cooperative") hereby adopts and establishes an unfunded deferred compensation plan effective October 1, 2015, which shall be known as the Basin Electric Power Cooperative Executive Benefit Restoration Plan (the "Plan"). This Plan is intended to be an unfunded and unsecured plan sponsored and maintained by the Cooperative primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Cooperative and its Affiliates.
1.    Definitions. In addition to terms defined in quotations in parentheticals, the following definitions shall apply for purposes of the Plan:
"Actuarial Equivalent" means a benefit of equivalent present value to a stated benefit under the Plan, determined in accordance with Section 21 of the Retirement Security Plan ("RS Plan") (or successor provision) as of the date specified hereunder.
"Affiliate" means any corporation, trade or business which is treated as a single employer with the Cooperative under Sections 414(b) or 414(c) of the Code.
"Beneficiary" shall mean the beneficiary of a Participant designated pursuant to Section 8(c).
"Board" means the Board of Directors of the Cooperative.
"Code" means the Internal Revenue Code of 1986, as amended.
"Disability" or"Disabled" means the following conditions are met:
(a)    The Participant satisfies the requirements necessary for the receipt of total disability benefits under the Long-Term Disability Plan for Employees of NRECA Member Systems (the "LTD Plan"), as the LTD Plan may be amended from time to time (whether or not the Cooperative or Affiliate for whom the Participant was employed actually participates in the LTD Plan); and
(b)    The Participant has continued to make participant contributions to the RS Plan, if required, for the six-month period commencing with the first day of the month coincident with or next following the date his active employment ceased.
"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, including regulations and applicable authorities promulgated thereunder.
"NRECA" means the National Rural Electric Cooperative Association.

"Normal Retirement Date" means the date designated by the Cooperative or Affiliate in its RS Plan adoption agreement, as applicable.
"Participant" means an employee of the Cooperative or its Affiliates who is designated by the Cooperative's Board as an eligible participant. Participation in the Plan is limited to a select group of management or highly compensated employees.
"Pension Limitation" means the difference between the Actuarial Equivalent lump sum of (i) the Participant's accrued benefit from the RS Plan as calculated by NRECA without the limitations provided in Code§§ 415 and 401(a)(17), and (ii) the Participant's accrued benefit from the RS Plan as calculated by NRECA after application of the limitations of Code §§ 415 and 401(a)(17), each of which is calculated at the time a Participant is entitled to a payment hereunder without regard to any subsequent deferral election under Section 6, except as otherwise provided in this Plan. For purposes of determining a Participant's Pension Limitation, the definitions and rules in the RS Plan shall apply to this Plan, unless otherwise provided herein.
"Plan" means this Basin Electric Power Cooperative Executive Benefit Restoration Plan.
"Plan Year" means the 12-month period beginning on January 1 and ending on December 31.
"RS Plan Benefit Election Date" means the date on or after a Participant's Normal Retirement Date on which a Participant elects to commence benefits from the RS Plan but has not separated from service and thus may continue to accrue benefits under the RS Plan.
"RS Plan" means the Retirement Security Plan sponsored by NRECA as adopted by the Cooperative and its Affiliates, as applicable.
"Specified Employee" has the meaning set forth in Section 409A(a)(2)(B)(i) of the Code and Treas. Reg. Section 1.409A-1(i).
"Valuation Date" means each business day of the Plan Year.
2.    Participation. The participants in the Plan eligible for benefits shall be Participants who are a select group of management or highly compensated employees of the Cooperative and its Affiliates whose compensation and/or benefits exceeds or are limited by Code §§ 401(a)(17) and/or 415 and who are designated in writing by the Board as Participants, and who have a Pension Limitation. Participants in the Plan are specified in Attachment A
3.    Benefit Payment.
(a)    The Plan benefit payable to a Participant under the Plan is the amount of the Pension Limitation for the Participant, adjusted for earnings or losses in accordance with Section 3(e).
(b)    In determining the Participant's pension benefit from the RS Plan to determine the Pension Limitation, there shall be included in the calculation amounts paid in cash to the Participant or his Beneficiary, transferred to an individual retirement account or annuity for the benefit of the Participant or Beneficiary or transferred to the Participant's account in the NRECA 401(k) Pension Plan in such a manner to insure that periods of benefit service are not included more than once in any determination of Plan accruals.

(c)    In the event a Participant has received Plan benefits, commenced receiving Plan benefits or is eligible to receive a Plan benefit, and subsequently earns another or additional Plan benefit, the Pension Limitation shall be calculated separately for the initial and each later or additional Plan benefit. Notwithstanding the foregoing, there will be no duplication of benefits, as determined in the sole discretion of the Cooperative.
(d)    If a Participant incurs a RS Plan Benefit Election Date, the Participant's Pension Limitation shall be determined as of such date and the Participant's benefit under this Plan shall be based on such amount with respect to participation in the RS Plan through the RS Plan Benefit Election Date. If the Participant accrues additional Plan benefits after his or her RS Plan Benefit Election Date, the Pension Limitation for the additional Plan benefits will be determined in accordance with subsection (c) at the time otherwise specified by the Plan.
(e)    After the Pension Limitation is determined, an amount equal to the Pension Limitation will be credited to an account under the Plan on behalf of the Participant and shall be adjusted for earnings or losses until paid, based upon the performance of investment option(s) selected by the Participant. A Participant may make changes to his or her selections in accordance with procedures established by the Cooperative. Earnings and losses shall be computed on each Valuation Date. The Cooperative shall select investment options made available to Participants for the deemed investment of their account. The Cooperative may change, discontinue, or add to the investment options made available under the Plan at any time in its sole discretion. The Cooperative shall not be obligated to make actual investments in any investment option(s) selected by a Participant and Participants do not have any real or beneficial ownership in any investment option. The account established pursuant to this subsection (e) shall be maintained for bookkeeping purposes only and shall not represent any actual investment made by the Cooperative or a trust. The Participant shall at all times remain an unsecured creditor of the Cooperative. Participants may request statements annually setting out the amounts in his or her Account. In the case of death benefits this paragraph shall apply to the Beneficiary (or Beneficiaries) in lieu of the Participant.
(f)    Notwithstanding anything in the Plan to the contrary, if a Participant is a Specified Employee as of the date of his or her separation from service, then no distribution shall be made upon the Participant's separation from service before the date that is six months after the Participant's separation of service (or, if earlier, the date of death) (the "Specified Employee Payment Date"). Any payments to which a Specified Employee otherwise would have been entitled under the Plan during the period between the Participant's separation from service and the Specified Employee Payment date shall be paid in a lump sum payment on the Specified Employee Payment Date.
4.    Form of Benefit Payment.
(a)    The Participant will determine the manner in which benefits are paid on the election form attached hereto as Attachment B. In the event the Participant does not make an election under this section, the default form of payment shall be 60 equal monthly installments, except to the extent adjusted to reflect earnings or losses through the date the installments are paid.
(b)    Participants elections with respect to the form of payment must be made no later than thirty (30) days after the Participant first becomes eligible to participate in the Plan. In accordance with Treasury Regulation Section 1.409A-2(a)(7)(iii), a Participant is treated as initially eligible to participate in the Plan as of the first day of the Participant's taxable year immediately following the first year the Participant accrues a benefit under the Plan. Notwithstanding the foregoing, if a Participant has accrued a benefit or deferred compensation under another similar nonqualified deferred compensation plan of the Cooperative or its Affiliates in any year prior to accruing a benefit under this Plan, the Participant will not be eligible to make an election under this Section 4 and the default form of payment will apply. Whether another nonqualified deferred compensation plan of the Cooperative and its Affiliates is similar is determined under the plan aggregation rules of Code Section 409A.
(c)    Any subsequent change in the form of payment shall be subject to Section 6.
(d)    The Cooperative and its Affiliates shall make arrangements to satisfy any federal, state or local income tax withholding requirements, employment taxes, or other requirements applicable to the granting, crediting, vesting, or payment of benefits under the Plan. There shall be deducted from any payment under the Plan or any other compensation payable to the Participant all taxes which are required to be withheld by the Cooperative and its Affiliates in respect to such payment or the Plan. Determining withholding and payment of taxes shall be the responsibility of the Cooperative and its Affiliates and not NRECA.
5.    Timing of Benefit Payment.
(a)    The Plan benefit shall be payable to the Participant (or if deceased, to the Participant's Beneficiary) within 60 days following the earliest of the following dates:
(i)When the Participant separates from service with the Cooperative and its Affiliates; or
(ii)The disability of the Participant (for this purpose, the Plan's definition of Disability shall not apply and a Participant is considered disabled only if the Participant is disabled within the meaning of Code § 409A(a)(2)(C)); or
(iii)The death of the Participant.
Any change to the time of payment shall be subject to Section 6.
(b)    The timing of benefits payments may be accelerated only as allowed by Code§ 409A and the regulations and guidance thereunder, including Treasury Regulation § 1.409A-3(j). All or part of a Participant's benefit under the Plan may be paid earlier than the date specified in subsection (a) to satisfy a domestic relations order (as defined in Code§ 414(p)(1)(B)), to pay Federal Insurance Contribution Act, state, local or foreign taxes (not exceeding the amount of such tax), and to avoid a violation of any federal, state, local or foreign ethics or conflicts of interest law. Similarly, if payments have commenced under an installment series but have not concluded, future installment payments may be accelerated if allowed by this subsection (b).
6.    Participant or Cooperative Election to Modify the Timing of Benefit Payment.
(a)    The Participant or Cooperative may elect to change the timing of a benefit payment or change the form of distribution subject to certain requirements. This subsequent election shall be made in conformance with Code § 409A and the guidance issued by the Department of the Treasury and Internal Revenue Service with respect to the application of

Code § 409A. A subsequent election to delay the timing of a benefit payment or to change the form of benefit payment shall be effective only if in writing and the following conditions are met:
(i)An election related to a benefit payment to be made upon a specified time or pursuant to a fixed schedule may not be made less than twelve (12) months before the date of the first scheduled payment,
(ii)The election shall not take effect until at least twelve (12) months after the date on which the election is made, and
(iii)Except in the case of elections relating to distributions on account of death or disability, the additional deferral with respect to which such election is made shall be for a period of not less than five (5) years from the date such payment would otherwise have been made (or in the case of installment payments, five (5) years from the date the first payment was scheduled to be paid).
(b)    Subsequent deferral elections under this Section 6 may be made by the Participant on the election form attached hereto as Attachment C or another form that the Cooperative determines is acceptable, in its complete discretion.
7.    Termination and Amendment.
(a)    The Board, at its sole discretion, may amend any or all provisions of this Plan at any time by written instrument identified as an amendment effective as of a specified date. The Plan may be terminated in whole or in part at any time at the sole discretion of the Board, so long as such termination is consistent with the following requirements of Code § 409A:
(i)The termination and liquidation does not occur proximate to a downturn in the financial health of the Cooperative;
(ii)All deferred compensation arrangements that would be aggregated with the Plan under Treas. Reg. Section 1.409A-1(c), if the same Participant participated in such arrangements, shall be terminated;
(iii)No benefit payments (other than payments that would have been payable under the Plan terms if the termination had not occurred) are made within 12 months of termination of this Plan, and all benefit payments are made within 24 months of termination of this Plan; and
(iv)The Cooperative and its Affiliates do not adopt a new plan that would be aggregated with this Plan under Treas. Reg. 1.409A-1(c), if the same Participant participated in both plans, for 3 years after the termination of this Plan.
(b)    Termination of the Plan may also occur in connection with the Cooperative's insolvency or change in control, provided such termination meets the requirements of regulations issued under Code § 409A.
(c)    Such termination or amendment shall not reduce any benefit accrued by a Participant in this Plan prior to the effective date of the termination or amendment.

(d)    The Board, at its sole discretion, may freeze this Plan at any time by written instrument identified as an amendment effective as of a specified date. If this Plan is frozen, then after the effective date of the freezing of the Plan, no additional employees will become Participants and the Plan benefit of any Participant will not increase.
8.    Death of Participant.
(a)    Death Prior to Commencement of Benefits. In the event of a Participant's death prior to the date on which Plan benefits are to begin, the amount of the benefit to be paid to the Participant's Beneficiaries is determined using the same calculation methodology used in the RS Plan to determine the amount payable to the Participant's Beneficiaries from the RS Plan.
(b)    Death Following Commencement of Benefits. In the event of the death of a Participant whose Plan benefits have begun as installment payments, Plan benefits will continue to the Participant's Beneficiary.
(c)    Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries to receive the Participant's interest in the Plan in the event of the Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Cooperative and shall be effective only when filed by the Participant in writing with the Cooperative during the Participant's lifetime. If a Participant fails to designate a beneficiary or a designated beneficiary predeceases the Participant and no contingent beneficiary or beneficiaries have been designated, then the Participant's designated beneficiary shall be the Participant's beneficiary under the RS Plan.
9.    Disability. A Participant who becomes Disabled, and whose participation in the RS Plan continues under the RS Plan waiver will cease accruing Plan benefits as of the date on which he is determined to be Disabled. The Plan benefit will be calculated as of the date on which the Participant is declared Disabled, and the Cooperative will distribute the Plan benefit to the Participant in accordance with the terms of the Plan, provided, however, that benefits shall not be distributed unless the Participant is disabled within the meaning of Code § 409A(a)(2)(C). If the Participant resumes active employment with the Cooperative or its Affiliates, and is again eligible for coverage in the Plan, Plan benefits shall be calculated by excluding the period of time the Participant was Disabled.
10.    Assets of the Plan and Benefit Payments. The benefits under this Plan shall be payable from the general assets of the Cooperative and its Affiliates. The Cooperative and its Affiliates may elect to place assets in a granter trust to provide itself with a source of funds to meet its liabilities under the Plan, provided that the assets of such trust remain subject to the general creditors of the Cooperative and its Affiliates. No part of the Participant's benefit shall be liable for the debts, contracts, or engagements of any Participant, nor shall a Participant's benefit be subject to execution, levy, attachment, or garnishment. No Participant (or his or her successor or assigns) shall have any right to alienate, anticipate, sell, transfer, encumber, or assign any benefits or payments hereunder in any manner whatsoever.
11.    General Administrative Powers and Duties.
(a)    General administration of the Plan shall be placed in the Board. The Board shall have the power to take all actions required to carry out the provisions of the Plan and shall further have the following powers and duties which shall be exercised in a manner consistent with the provisions of the Plan:
(i)To construe and interpret the provisions of the Plan and make rules and regulations under the Plan to the extent deemed advisable by the Board,
(iii)To decide all questions as to eligibility to become a Participant in the Plan and as to the rights of Participants under the Plan,
(iii)To file or cause to be filed all such reports and other statements as may be required by any federal or state statute, agency or authority for the Plan, and
(iv)To do such other acts as it deems reasonably required to administer the Plan in accordance with its provisions or as may be provided for or required by law for the Plan.
12.    Grant of Discretion. In discharging the duties assigned to it under the Plan, the Board and its delegates have the discretion and final authority to interpret and construe the terms of the Plan; to determine coverage and eligibility for and amount of benefits under the Plan; to adopt, amend, and rescind rules, regulations and procedures pertaining to its duties under the Plan and the administration of the Plan; and to make all other determinations deemed necessary or advisable for the discharge of its duties or the administration of the Plan. The discretionary authority of the Board and its delegates is final, absolute, conclusive and exclusive, and binds all parties so long as exercised in good faith. Any judicial review of any decision of the Board or its delegates shall be limited to the arbitrary and capricious standard of review.
13.    Claims Procedures.
(a)    Claims Submission. Benefits will be paid without Participants or Beneficiaries making a formal claim. However, a Participant or Beneficiary may file a claim (the "Claimant") in writing with the Cooperative if the Participant or Beneficiary believes an error has been made in determining benefits under the plan.
(b)    Claims Adjudicator. All claims for benefits under the Plan shall be determined by the Cooperative, which shall be the administrator and named fiduciary of the Plan for purposes of Section 503 of ERISA with respect to adjudication of such claims for benefits under the Plan. Notwithstanding the foregoing, the Cooperative may appoint an individual or entity to review claims.
(c)    Claim for Benefits. Upon the submission of a claim for benefits, notice of a decision with respect to the claim shall be furnished within 90 days after the claim is filed whether the claim is approved or denied, unless the Cooperative determines that special circumstances beyond the control of the Plan require an extension of time, in which case the Cooperative may have up to an additional 90 days to process the claim. If circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Cooperative to the Claimant prior to the expiration of the initial 90 day period. The notice of extension shall indicate the circumstances requiring the extension and the date by which the notice of the decision with respect to the claim shall be furnished.

(d)    Claim for Disability Benefits. In the case of a claim for disability benefits, then in lieu of Section 13(c) the Claimant shall be notified within 45 days after the claim is filed whether the claim is approved or denied, unless the Cooperative determines that an extension is necessary due to matters beyond the control of the Plan, in which case the Cooperative may have up to an additional 30 days to process the claim. If the Cooperative determines that an extension of time for processing is required, the Cooperative shall furnish written notice of the extension to the Claimant before the end of the initial 45 day period. If the Cooperative determines that a second extension is necessary due to matters beyond the control of the Plan, the Cooperative may have up to an additional 30 days to process the claim. If the Cooperative determines that a second extension of time for processing is required, the Cooperative shall furnish written notice of the extension to the Claimant before the end of the first 30 day extension period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Cooperative expects to render its decision. Furthermore, any notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The Claimant will be provided at least 45 days to provide any specified information needed to resolve any issues.
(e)    Notice of Denial. If a claim is wholly or partially denied, notice shall be provided in writing and worded in a manner calculated to be understood by the claimant and shall set forth (a) the reason or reasons for the denial, (b) specific reference to pertinent provisions of the Plan on which the denial was based, (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary, (d) an explanation of the claims review procedure and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on review, and (e) in the case of a claim for disability benefits, if an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.
(f)    Deadline to File Claim. To be considered timely under the Plan's claims procedures, a claim must be filed under Section 13(a) within one year after the Claimant knew or reasonably should have known of the principal facts upon which the claim is based. Knowledge of all facts that the Participant knew or reasonably should have known shall be imputed to the claimant for the purpose of applying this deadline.
(g)    Appeals. Within 90 days following receipt of notice of a claim denial the Claimant may file an appeal of the denial of a claim in writing with the Cooperative requesting a review of such denial. Prior to a decision on the appeal by the Cooperative, the Claimant or the Claimant's duly authorized representative may review and receive, without charge, all relevant documents, information and records, and submit issues and comments in writing for consideration. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination. Within 60 days following receipt of an appeal, the Cooperative shall render a written decision, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than 120 days after receipt of a request for appeal. If circumstances require an extension of time for reviewing an appeal, written notice of the extension shall be furnished to the Claimant or the Claimant's authorized representative prior to the commencement of the extension. Any notice of extension shall explain the special circumstances necessitating the additional time and the expected date of decision.
(h)    Appeal of Disability Claim Denials. In the case of a request for appeal of a denied disability claim, then in lieu of Section 13(g) the request must be made in writing to the Cooperative within 180 days after receiving notice of denial. The decision on appeal will be made within 45 days after the Cooperative's receipt of a request for appeal, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than 90 days after receipt of a request for appeal. A notice of such an extension must be provided to the Claimant within the initial 45 day period and must explain the special circumstances and provide an expected date of decision. Additionally, the review will not afford deference to the initial determination and will be conducted by an appropriate person who is neither the party who made the initial determination that is the subject of the appeal nor a subordinate of such party. In deciding an appeal that is based in whole or in part on a medical judgment, the reviewer will consult with health care professionals with appropriate training and experience in the field of medicine involved in the medical judgment. The review will provide for the identification of the medical or vocational experts whose advice was obtained in connection with the Claimant's determination, without regard to whether the advice was relied upon in the determination, and any health care professional engaged for purposes of the appeal will not be an individual who was consulted in connection with the determination that is the subject of the appeal, nor a subordinate of any such individual.
(i)    Notice of Decision on Appeal. The Cooperative's decision on appeal shall be in writing, worded in a manner calculated to be understood by the claimant, and shall set forth (a) the reason or reasons for the decision, (b) specific reference to pertinent provisions of the plan on which the decision is based, (c) a statement that the Claimant may receive on request all relevant records at no charge, (d) a statement of the Claimant's right to sue under Section 502(a) of ERISA, and (e) in the case of a disability benefits appeal, if an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.
(j)    Exhaustion of Administrative Remedies. The exhaustion of the claims procedures is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes: (a) no Claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, until the claims procedures have been exhausted in their entirety; and (b) in any such legal action all explicit and all implicit determinations by the Cooperative (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.
(k)    Deadline to File Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any Claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of: (a) 30 months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or (b) six months after the Claimant has exhausted the claims procedure under this Plan. Knowledge of all facts that the Participant knew or reasonably should have known shall be imputed to every Claimant who is or claims to be a Beneficiary of the

Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.
(I)    Plan Administrator Discretion; Court Review. The Cooperative and all persons determining or reviewing claims have full discretion to determine benefit claims under the Plan. Any interpretation, determination or other action of such persons shall be subject to review only if it is arbitrary or capricious or otherwise an abuse of discretion. Any review of a final decision or action of the persons reviewing a claim shall be based only on such evidence presented to or considered by such persons at the time they made the decision that is the subject of review.
14.    Notices.
(a)    The Cooperative shall notify NRECA in writing upon the occurrence of any of the following: The adoption, amendment or termination of the Plan, including a copy of the signed Plan as adopted or amended and the Board resolution authorizing such action or the resolution authorizing the termination of the Plan.
(b)    All notices sent to NRECA shall be mailed to:
Debi Strong
Deferred Compensation Group
Insurance & Financial Services Department
National Rural Electric Cooperative Association
4301 Wilson Boulevard
Arlington, Virginia 22203
15.    No Right to Employment. Nothing in the Plan shall constitute, nor be interpreted to constitute, a promise or representation of the employment or continued employment of any individual by the Cooperative or other entity.
16.    No Waiver or Estoppel. No term, condition or provision of the Plan shall be deemed to have been waived, and there shall be no estoppel against the enforcement of any provision of the Plan, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.
17.    Misstatements of Information. In the event of any misstatement of any fact affecting benefits and eligibility for benefits, the true facts shall be used to determine eligibility and benefits.
18.    Applicable Law. The provisions of this Plan shall be construed according to the laws of the state of North Dakota, except as preempted by Federal law and in accordance with the Code and ERISA.
19.    Code § 409A. Notwithstanding any provision to the contrary in this Plan, each provision in this Plan shall be interpreted to permit the deferral of compensation in accordance with Code § 409A and the guidance issued thereunder. Any provision of the Plan that would conflict with such requirements shall not be valid or enforceable.

IN WITNESS WHEREOF, this Plan has been executed by the duly authorized officer of the Cooperative.

Date:	November 23, 2015	By:	/s/ Paul Sukut

Name: Paul Sukut

Title: CEO & General Manager

ATTACHMENT A
EXECUTIVE BENEFIT RESTORATION PLAN
PARTICIPANTS

A-1

ATTACHMENT B
INITIAL DEFERRAL ELECTION BY PARTICIPANT
(FORM OF PAYMENT)
This election form may be used to elect the form of payment with respect to a Participant's benefit under the Basin Electric Power Cooperative Executive Benefit Restoration Plan (the "Plan") pursuant to Section 4 of the Plan. This election form must be completed and returned to the Cooperative no later than the election deadline specified under Section 4 of the Plan to be effective. The election becomes irrevocable as of the election deadline. An incomplete or improperly completed election form will be invalid and the default form of payment under the Plan will apply.
I hereby elect the following form of payment with respect to my benefit under the Plan (check one):
___    equal monthly installments (specify up to 60 installments), except to the extent adjusted to reflect earnings or losses through the date the installments are paid.
Single lump sum payment
If no election is made with respect to the form of payment, payment will be made in 60 equal monthly installments, except to the extent adjusted to reflect earnings or losses through the date the installments are paid.
By executing this election form I acknowledge that I have consulted with my own tax advisor regarding the tax consequences of participating in the Plan and making this election.
I hereby make this election as of this _ day of _______________________

Participant Signature

Participant Name
B-1

ATTACHMENT C
SUBSEQUENT DEFERRAL ELECTION BY PARTICIPANT
This election form may be used to change the time or form of payment with respect to a Participant's benefit under the Basin Electric Power Cooperative Executive Benefit Restoration Plan (the "Plan") subject to Section 6 of the Plan. An incomplete or improperly completed election form will be invalid and have no effect. Notwithstanding any election made in this form, distributions relating to death or disability will not be deferred under the Plan. This form is not an exhaustive list of permissible subsequent deferral elections permitted under Section 6. Participants may propose alternative subsequent deferral elections, subject to the terms of the Plan and approval by the Cooperative in its sole discretion.
I hereby elect to (check one):

Change my single lump sum payment to __     equal monthly installments (up to 60 installments) and defer commencement of such installments for __    years (at least 5) from the date the single lump sum payment would otherwise have been made.

Change my monthly installments to a single lump sum payment and defer the single lump sum payment for ___ years (at least 5) from the date the first installment payment was scheduled to be paid.

Change my monthly installments to___     equal monthly installments (up to 60 installments) and defer such monthly installments for___     years (at least 5) from the date the first original installment payment was scheduled to be paid.

Defer my single lump sum payment for_ years (at least 5) from the date such payment would otherwise have been made.

Defer my monthly installments for___ years (at least 5) from the date the first installment payment was scheduled to be paid.
By executing this election form I acknowledge that I have consulted with my own tax advisor regarding the tax consequences of making this election.
I hereby make this election as of this_ day of _________________________

Participant Signature

Participant Name
C-1

AMENDMENT NO. I OF
THE EXECUTIVE BENEFIT RESTORATION PLAN
FOR BASIN ELECTRIC POWER COOPERATIVE
Basin Electric Power Cooperative, a North Dakota rural electric cooperative corporation ("Basin Electric"), hereby amends the Executive Benefit Restoration Plan for Basin Electric Power Cooperative (the "Plan"), which was effective November 23, 2015. This amendment is effective as of April 1, 2018.
Article 1.    Section 13 of the Plan shall be amended to read as follows:
Section 13    The procedures for filing claims for Plan benefits are described in the appendix attached hereto tilted "Claims Procedures for the Executive Benefit Restoration Plan for Basin Electric Power Cooperative " and such appendix is hereby incorporated into the Plan by reference.
(a).    A new appendix titled "Claims Procedures for the Executive Benefit Restoration Plan for Basin Electric Power Cooperative," shall be attached to the Plan to read as follows:
APPENDIX
CLAIMS PROCEDURES FOR THE EXECUTIVE BENEFIT RESTORATION PLAN
FOR BASIN ELECTRIC POWER COOPERATIVE
The procedures for filing claims for Plan benefits are described below. For purposes of these claims procedures, the "Claims Manager" shall be Basin Electric.
(a)    A Participant or the Participant's spouse or Beneficiary shall have the right to submit a claim for benefits in writing or by another method permitted by applicable rules or regulations to the Claims Manager. For purposes of the claims procedures in this Appendix, a Participant, a spouse of a Participant, or a Beneficiary who submits a claim for benefits under the Plan shall be referred to as a "claimant." The claim must specify the basis of it and the amount of the benefit claimed.
(b)    For claims and appeals with respect to disability benefits, the Plan will ensure that all claims and appeals for disability benefits are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision. Accordingly, decisions regarding hiring, compensation, termination, promotion, or other similar matters with respect to any individual (such as a claims adjudicator or medical or vocational expert) must not be made based upon the likelihood that the individual will support the denial of benefits. For purposes of the claims procedures in this Appendix, a "disability claim" or "claim for disability benefits" means any claim the receipt of which is conditioned upon a finding of disability. It does not matter how the benefit is characterized by this Plan; if the Claims Manager must make a determination of disability (such as whether a Participant has a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and which renders the Participant unable to engage in any substantial gainful activity) in order to decide a claim, the claim will be treated as a "disability claim" or "claim for disability benefits" for purposes of the claims procedures in this Appendix.
(c)    For claims other than claims for disability benefits, the Claims Manager shall act to deny or accept said claim within 90 days of the receipt of the claim by notifying the claimant of the Claims Manager's action, unless special circumstances require the extension of such 90 day period. If such extension is necessary, the Claims Manager shall provide the claimant with notification in writing, or by another method permitted by applicable rules or regulations, of such extension before the expiration of the initial 90 day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90 day period.
(d)    With respect to claims for disability benefits, the Claims Manager shall act to deny or accept said disability claim within a reasonable period of time, but no later than 45 days after the receipt of the disability claim by the Plan, by notifying the claimant of the Claims Manager's action. This 45 day period may be extended by the Plan for up to 30 days, provided that the Claims Manager determines that such an extension is necessary due to matters beyond the control of the Plan. If such an extension is necessary, the Claims Manager shall provide the claimant with notification in writing, or by another method permitted by applicable rules or regulations, of such extension before the expiration of the initial 45 day period. Such notice shall specify the circumstances requiring the extension and the date by which the Claims Manager expects to render a decision. If, before the end of the first 30 day extension period, the Claims Manager determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within the extended period of time, the period for making a decision may be extended for up to an additional 30 days, provided that the Claims Manager notifies the claimant before the expiration of the initial 30 day extension period of the necessity of such an additional extension. The notice of the additional extension shall specify the circumstances requiring the additional extension and the date on which the Claims Manager expects to render a decision. Any notice of extension provided under this Section (d) of the Appendix shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and that the claimant shall be afforded at least 45 days within which to provide the specified information.
(e)    In the event the Claims Manager denies a claim, other than a claim for disability benefits, in whole or in part, the Claims Manger's notification to the claimant of such denial shall be in writing, or by another method permitted by applicable rules or regulations, and shall specify in a manner calculated to be understood by the claimant:
(1)    the reason or reasons for denial;
(2)    the specific Section or Sections of the Plan upon which the denial is based;
(3)    a description of any additional material or information, if any, necessary for the claimant to perfect his or her claim, and an explanation as to why such information or material is necessary;

(4)    a statement that the claimant will be provided, on request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits;
(5)    an explanation of the claim review procedure specified in the Plan; and
(6)    a statement of the claimant's right to bring a civil action pursuant to Section 502(a) of ERISA following a continued denial of the claimant's claim after appeal review.
(f)    In the event the Claims Manager denies a claim for disability benefits in whole or in part, the Claims Manager will notify the claimant in writing, or by another method permitted by applicable rules or regulations, of such denial. The notification of the denial shall set forth, in a culturally and linguistically appropriate manner calculated to be understood by the claimant, all of the information required for a notice under Subsection (e) of this Appendix and the following:
(1)    a discussion of the decision, including an explanation of the basis for disagreeing with or not following:
(A)    the views presented by the claimant to the Claims Manager of health care professionals treating the claimant and vocational professionals who evaluated the claimant;
(B)    the views of medical or vocational experts whose advice was obtained on the Plan's behalf in connection with the denial of the claim, regardless of whether the advice was relied on in denying the claim; or
(C)    a disability determination made by the Social Security Administration regarding the claimant, if presented to the Plan;
(2)    if the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either:
(A)    an explanation of the scientific or clinical judgment for the denial, applying the Plan terms to the claimant's medical circumstances; or
(B)    a statement that this explanation will be provided free of charge upon request;
(3)    either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in denying the claim or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and
(4)    a statement that the claimant is entitled to receive reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits free of charge on request. (Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to 29 C.F.R. §2560.503-l(m)(8).)
(g)    Should a claim, other than a claim for disability benefits, be denied in whole or in part and should the claimant be dissatisfied with the Claims Manager's disposition of the claim, the claimant may have a full and fair review of the claim by the Claims Manager upon request therefore in writing, or by another method permitted by applicable rules or regulations, submitted by the claimant or the claimant's duly authorized representative and received by the Claims Manager within 60 days after the claimant receives notification in writing, or by another method permitted by applicable rules or regulations, that the claimant's claim has been denied. A full and fair review of the denial of the claimant's claim shall provide the claimant with:
(1)    the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits;
(2)    upon request and free of charge, reasonable access to and copies of , all documents, records, and other information relevant to the claimant's claim for benefits. (Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to 29 C.F.R. §2560.503-l(m)(8).); and
(3)    a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
(h)    In connection with such review in Subsection (g) of this Appendix, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues in writing or by another method permitted by applicable rules or regulations. The Claims Manager shall act to deny or accept the claim within 60 days after receipt of the claimant's request in writing or by another method permitted by applicable rules or regulations for review unless special circumstances require the extension of such 60 day period. If such extension is necessary, the Claims Manager shall provide the claimant with notification in writing or by another method permitted by applicable rules or regulations of such extension before the expiration of such initial 60 day period.
(i)    In all events with respect to review of a claim under Subsection (g) of this Appendix, the Claims Manager shall act to deny or accept the claim within one hundred twenty (120) days of the receipt of the claimant's request for review in writing or by another method permitted by applicable rules or regulations. The action of the Claims Manager shall be in the form of a notice, in writing or by another method permitted by applicable rules or regulations, to the claimant. In the event of a determination adverse to the claimant, such a notice shall set forth, in a manner calculated to be understood by the claimant:
(1)    the specific reason or reasons for the adverse determination;
(2)    references to the specific Plan provisions on which the benefit determination is based;

(3)    a statement that the claimant will be provided, on request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits. (Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to 29 C.F.R. §2560.503-l(m)(8).);
(4)    a statement describing any voluntary appeal procedures offered by the Plan and the claimant's right to obtain information about such procedures; and
(5)    a statement of the claimant's right to bring an action under Section 502(a) of ERISA.
(j)    Should a claim for disability benefits be denied in whole or in part and should the claimant be dissatisfied with the Claims Manager's disposition of the claim, the claimant, or the claimant's authorized representative, shall have 180 days from the date the claimant receives the denial of the claim for disability benefits to appeal the denial and have a full and fair review of the claim by the Claims Manager. Before the Plan can issue an adverse benefit determination on review of the initial denial of the claim for disability benefits, the Claims Manager shall provide the claimant, free of charge, with any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination (or at the direction of the Plan, insurer or such other person) in connection with the claim. Such evidence must be provided as soon as possible and sufficiently in advance of the date on which the notice of the denial of the claim on review must be provided, so as to give the claimant a reasonable opportunity to respond prior to that date. Furthermore, before the Claims Manager can issue an adverse benefit determination on review of a disability benefit claim based on a new or additional rationale, the Claims Manager shall provide the claimant, free of charge, with the rationale; the rationale must be provided as soon as possible and sufficiently in advance of the date on which the notice of the denial of the claim on review must be provided, so as to give the claimant a reasonable opportunity to respond prior to that date.
(k)    In addition to all of the requirements of Subsections (g)(l)-(3) of this Appendix, a full and fair review of a denial of a claim for disability benefit must provide that:
(1)    the review does not afford deference to the initial denial and that it is conducted by an individual (or individuals) who is neither the individual who made the denial that is the subject of the appeal, nor the subordinate of such individual;
(2)    in deciding an appeal of any denial that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;
(3)    the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the denial of the claimant's claim for disability benefits be identified, without regard to whether the advice was relied upon in making the benefit determination; and
(4)    the health care professional engaged for purposes of a consultation under the Subsection (k) of this Appendix shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.
(l)    The Claims Manager shall notify a claimant of its determination on review of the claim for disability benefits within 45 days after the receipt of the claimant's request for review, unless the Claims Manager determines that special circumstances (such as the need to hold a hearing, if the Plan's procedures provide for a hearing) require an extension of time for processing the claim. If the Claims Manager determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 45 day period. In no event shall such extension exceed a period of 45 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Claims Manager expects to render the determination on review.
(m)    In the event the Claims Manager denies a claim for disability benefits in whole or in part on review, the Claims Manager will notify the claimant in writing, or by another method permitted by applicable rules or regulations, of such denial. The notification of the denial shall set forth, in a culturally and linguistically appropriate manner calculated to be understood by the claimant, all of the information required for a notice under Subsections (i)(l)-(4) of this Appendix, and the following:
(1)    a statement of the claimant's right to bring an action under Section 502(a) of ERISA and a description of any applicable contractual limitations period that applies to the claimant's right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim;
(2)    a discussion of the decision, including an explanation of the basis for disagreeing with or not following:
(A)    the views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant;
(B)    the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination;
(C)    a disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration;

(3)    if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of change upon request; and
(4)    either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist.
(n)    In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Appendix.
(o)    In the case of a claim for disability benefits, if the Plan fails to strictly adhere to all the requirements of this Appendix with respect to a claim, the claimant is deemed to have exhausted the administrative remedies available under the Plan, except as provided in this Subsection (o) of this Appendix. Accordingly, the claimant is entitled to pursue any available remedies under Section 502(a) of ERISA on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim. If a claimant chooses to pursue remedies under Section 502(a) of ERISA under such circumstances, the claim or appeal is deemed denied on review without the exercise of discretion by an appropriate fiduciary. Notwithstanding the foregoing, the administrative remedies available under a Plan with respect to claims for disability benefits will not be deemed exhausted based on de minimis violations that do not cause, and are not likely to cause, prejudice or harm to the claimant so long as the Plan demonstrates that the violation was for good cause or due to matters beyond the control of the Plan and that the violation occurred in the context of an ongoing, good faith exchange of information between the Plan and the claimant. This exception is not available if the violation is part of a pattern or practice of violations by the Plan. The claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within 10 days, including a specific description of its bases, if any, for asserting that the violation should not cause the administrative remedies available under the Plan to be deemed exhausted. If a court rejects the claimant's request for immediate review on the basis that the Plan met the standards for the exception under this Subsection (o) of this Appendix, the claim shall be considered as re-filed on appeal upon the Plan's receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Plan shall provide the claimant with notice of the resubmission.

BASIN ELECTRIC POWER COOPERATIVE

By: /s/ Paul Sukut

Its:	CEO & General Manager

Date:	December 19, 2018